KEYCORP REPORTS FOURTH QUARTER 2017 NET INCOME OF $181 MILLION,
OR $.17 PER COMMON SHARE

Earnings per common share of $.36, excluding $.19 per common share from notable items: merger-related charges and the estimated impact of tax reform and related actions

                         Return on Tangible
Earnings Per Share     Cash Efficiency(a)     Common Equity(a)
(a) Non-GAAP measure; see pages 15-17 for reconciliation
(b) Excludes notable items; see page 15 for detail

CLEVELAND, January 18, 2018 - KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $181 million, or $.17 per common share, compared to $349 million or $.32 per common share, for the third quarter of 2017 and $213 million, or $.20 per common share, for the fourth quarter of 2016. During the fourth quarter of 2017, Key’s results included a number of notable items resulting in a net impact of $.19 per common share, including merger-related charges and the estimated impact of tax reform and related actions. Notable items had a net impact of $.03 per common share in the third quarter of 2017 and $.11 per common share in the fourth quarter of 2016. Excluding notable items, earnings per common share were $.36 for the fourth quarter of 2017, compared to $.35 for the third quarter of 2017 and $.31 for the fourth quarter of 2016.

For the year ended December 31, 2017, net income from continuing operations attributable to Key common shareholders was $1.2 billion, or $1.12 per common share, compared to $753 million, or $.80 per common share, for the same period one year ago.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Estimated Impact of Tax Reform and Related Actions

As a result of the recent passage of the Tax Cuts and Jobs Act on December 22, 2017, Key took a number of actions, including the revaluation of deferred tax assets and liabilities, as well as certain tax-advantaged assets. This revaluation resulted in an estimated tax expense of $147 million recognized in the fourth quarter of 2017. Noninterest expense increased by $29 million in the quarter related to the impairment of certain tax-advantaged assets and an additional contribution to employee retirement accounts. The total impact of tax reform and related actions was $.16 per common share in the fourth quarter of 2017. The changes resulting from recent tax legislation are reasonable estimates as of December 31, 2017, and may be refined in future periods.

Beginning January 1, 2018, the new tax law will lower Key's marginal federal corporate income tax rate from 35% to 21%. Key's effective tax rate will also continue to benefit from the company's investments in certain tax-advantaged assets. Key will be sharing the expected tax benefits with its employees by increasing its minimum wage and making the additional retirement plan contribution referenced above. These actions will benefit over 80% of our workforce and allow us to reward and invest in the financial wellness of our employees.

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Income (loss) from continuing operations attributable to Key common shareholders	$181	$349	$213	(48.1)%	(15.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.17	.32	.20	(46.9)	(15.0)
Return on average total assets from continuing operations	.57%	1.07%	.69%	N/A	N/A
Common Equity Tier 1 ratio (a)	10.08	10.26	9.54	N/A	N/A
Book value at period end	$13.09	$13.18	$12.58	(.7)%	4.1%
Net interest margin (TE) from continuing operations	3.09%	3.15%	3.12%	N/A	N/A

(a) 12/31/2017 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Net interest income (TE)	$952	$962	$948	(1.0)%	.4%
Noninterest income	656	592	618	10.8	6.1
Total revenue	$1,608	$1,554	$1,566	3.5%	2.7%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $952 million for the fourth quarter of 2017, and the net interest margin was 3.09%, compared to taxable-equivalent net interest income of $948 million and a net interest margin of 3.12% for the fourth quarter of 2016, reflecting the benefit from higher interest rates and low deposit betas, partly offset by a shift in funding mix into certificates of deposit. Fourth quarter 2017 net interest income included $38 million of purchase accounting accretion related to the acquisition of First Niagara, a decline of $54 million from the fourth quarter of 2016, which included $34 million related to the refinement of third quarter 2016 purchase accounting estimates.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Compared to the third quarter of 2017, taxable-equivalent net interest income declined by $10 million, and the net interest margin decreased by six basis points. The decrease in net interest income and the net interest margin reflects a decline in purchase accounting accretion of $10 million. Additionally, higher interest rates and relatively low deposit betas partially offset a decline in average loan balances, resulting from paydowns and clients continuing to take advantage of attractive capital markets alternatives in the fourth quarter of 2017.

Excluding purchase accounting accretion, taxable-equivalent net interest income increased $58 million from the fourth quarter of 2016 and was stable compared to the third quarter of 2017.

Noninterest Income

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Trust and investment services income	$131	$135	$123	(3.0)%	6.5%
Investment banking and debt placement fees	200	141	157	41.8	27.4
Service charges on deposit accounts	89	91	84	(2.2)	6.0
Operating lease income and other leasing gains	27	16	21	68.8	28.6
Corporate services income	56	54	61	3.7	(8.2)
Cards and payments income	77	75	69	2.7	11.6
Corporate-owned life insurance income	37	31	40	19.4	(7.5)
Consumer mortgage income	7	7	6	—	16.7
Mortgage servicing fees	17	21	20	(19.0)	(15.0)
Net gains (losses) from principal investing	3	3	4	—	(25.0)
Other income	12	18	33	(33.3)	(63.6)
Total noninterest income	$656	$592	$618	10.8%	6.1%

Key’s noninterest income was $656 million for the fourth quarter of 2017, compared to $618 million for the year-ago quarter. Growth was largely driven by another record quarter of investment banking and debt placement fees, up $43 million from the year-ago period, related to the recent acquisition of Cain Brothers, as well as ongoing growth in the core Key franchise, including strength in commercial mortgage banking. Momentum continued in many fee-based businesses, as cards and payments income and trust and investment services income each grew $8 million from the year-ago period, as a result of higher credit card and merchant fees and strength in the equity markets, respectively. These increases were partially offset by a

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

decline in other income, including $7 million of impairments of certain tax-advantaged assets, which were offset by a reduction of related income tax expense.

Compared to the third quarter of 2017, noninterest income increased by $64 million. The increase is largely driven by broad-based growth in investment banking and debt placement fees, which grew $59 million from the prior quarter. Operating lease income and other leasing gains increased $11 million, related to lease residual losses in the prior quarter. Slightly offsetting these increases was a decline in other income.

Noninterest Expense

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Personnel expense	$608	$558	$648	9.0%	(6.2)%
Non-personnel expense	490	434	572	12.9	(14.3)
Total noninterest expense	$1,098	$992	$1,220	10.7	(10.0)

Notable items (a)	85	36	207	136.1	(58.9)
Total noninterest expense excluding notable items	$1,013	$956	$1,013	6.0%	—

(a)
Notable items for the fourth quarter of 2017 includes $56 million of merger-related charges and $29 million of estimated impacts of tax reform and related actions. For the third quarter of 2017 and fourth quarter of 2016, notable items includes $36 million and $207 million of merger-related charges, respectively. See the table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement which presents the computations of certain financial measures related to “notable items.”

Key’s noninterest expense was $1.098 billion for the fourth quarter of 2017, and included a number of notable items, including merger-related charges and the estimated impact of tax reform and related actions. Merger-related charges included $26 million of personnel expense and $30 million of non-personnel expense, mostly reflected in net occupancy, marketing and other expense. The fourth quarter of 2017 was the last quarter that merger charges related to the First Niagara acquisition will be reported. The estimated impact of tax reform and other related actions had an impact of $29 million on expenses in the fourth quarter of 2017, including the impairment of certain tax-advantaged assets, as well as a one-time additional contribution to employee retirement accounts.

Excluding notable items, noninterest expense was unchanged from the year-ago period. Expenses related to acquisitions and investments, including Cain Brothers, as well as higher operating lease expense were offset by the realization of First Niagara cost savings.

Excluding notable items, noninterest expense increased $57 million from the third quarter of 2017. The increase in personnel expense was largely the result of the acquisition of Cain Brothers early in the fourth quarter, which added $36 million of noninterest expense, as well as increased incentive compensation related to a strong capital markets performance. The increase in nonpersonnel expense was primarily related to higher other expense, as well as increases in net occupancy and operating lease expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Commercial and industrial (a)	$41,289	$41,416	$39,495	(.3)%	4.5%
Other commercial loans	21,040	21,598	21,617	(2.6)	(2.7)
Home equity loans	12,128	12,314	12,812	(1.5)	(5.3)
Other consumer loans	11,549	11,486	11,436.5		1.0
Total loans	$86,006	$86,814	$85,360	(.9)%	.8%

(a)
Commercial and industrial average loan balances include $119 million, $117 million, and $119 million of assets from commercial credit cards at December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

Average loans were $86.0 billion for the fourth quarter of 2017, an increase of $646 million compared to the fourth quarter of 2016, reflecting growth in commercial and industrial loans and indirect auto lending.

Compared to the third quarter of 2017, average loans decreased by $808 million. Reductions in commercial real estate loans reflected significantly higher debt placements and paydowns throughout the quarter. Additionally, commercial loan balances declined due to lower line utilization in the fourth quarter of 2017. On a period-end basis, commercial and industrial loans increased $712 million, with growth very late in the quarter, therefore having a limited impact on average balances for the quarter.

At December 31, 2017, the remaining fair value discount on the First Niagara acquired loan portfolio was $266 million, compared to $302 million at September 30, 2017.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Average Deposits

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Non-time deposits	$92,251	$92,039	$94,414.2%		(2.3)%
Certificates of deposit ($100,000 or more)	6,776	6,402	5,428	5.8	24.8
Other time deposits	4,771	4,664	4,849	2.3	(1.6)
Total deposits	$103,798	$103,105	$104,691.7%		(.9)%

Cost of total deposits	.31%	.28%	.22%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $103.8 billion for the fourth quarter of 2017, a decrease of $893 million compared to the year-ago quarter. NOW and money-market deposit accounts declined $1.8 billion, largely the result of lower escrow deposits and higher short-term commercial deposits in the fourth quarter of 2016. Certificates of deposits increased $1.3 billion, reflecting strength in Key’s retail banking franchise and core growth from commercial clients.

Compared to the third quarter of 2017, average deposits increased by $693 million. Noninterest-bearing deposits increased by $762 million from seasonal deposit inflows, and certificates of deposits and other time deposits increased $481 million, reflecting growth in core retail deposits. This growth was partly offset by declines in NOW and money market deposit accounts and savings deposits.

ASSET QUALITY

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Net loan charge-offs	$52	$32	$72	62.5%	(27.8)%
Net loan charge-offs to average total loans	.24%	.15%	.34%	N/A	N/A
Nonperforming loans at period end (a)	$503	$517	$625	(2.7)	(19.5)
Nonperforming assets at period end (a)	534	556	676	(4.0)	(21.0)
Allowance for loan and lease losses	877	880	858	(.3)	2.2
Allowance for loan and lease losses to nonperforming loans (a)	174.4%	170.2%	137.3%	N/A	N/A
Provision for credit losses	$49	$51	$66	(3.9)%	(25.8)%

(a)	Nonperforming loan balances exclude $738 million, $783 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $49 million for the fourth quarter of 2017, compared to $66 million for the fourth quarter of 2016 and $51 million for the third quarter of 2017. Key’s allowance for loan and lease losses was $877 million, or 1.01% of total period-end loans, at December 31, 2017, compared to 1.00% at December 31, 2016, and 1.02% at September 30, 2017.

Net loan charge-offs for the fourth quarter of 2017 totaled $52 million, or .24% of average total loans. These results compare to $72 million, or .34%, for the fourth quarter of 2016, and $32 million, or .15%, for the third quarter of 2017.

At December 31, 2017, Key’s nonperforming loans totaled $503 million, which represented .58% of period-end portfolio loans. These results compare to .73% at December 31, 2016, and .60% at September 30, 2017. Nonperforming assets at December 31, 2017, totaled $534 million, and represented .62% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .79% at December 31, 2016, and .64% at September 30, 2017.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2017.

Capital Ratios

	12/31/2017	9/30/2017	12/31/2016
Common Equity Tier 1 (a)	10.08%	10.26%	9.54%
Tier 1 risk-based capital (a)	10.93	11.11	10.89
Total risk based capital (a)	12.84	13.09	12.85
Tangible common equity to tangible assets (b)	8.23	8.49	8.09
Leverage (a)	9.64	9.83	9.90

(a)	12/31/2017 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the fourth quarter. As shown in the preceding table, at December 31, 2017, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.08% and 10.93%, respectively. The decline in Key's capital ratios in the fourth quarter of 2017 was largely

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

due to the estimated impact of recent tax reform. This does not change Key's previously announced capital actions. Key's tangible common equity ratio was 8.23% at December 31, 2017.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.97% at December 31, 2017. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Shares outstanding at beginning of period	1,079,039	1,092,739	1,082,055	(1.3)%	(.3)%
Open market repurchases and return of shares under employee compensation plans	(10,617)	(15,298)	(4,380)	(30.6)	142.4
Shares issued under employee compensation plans (net of cancellations)	662	1,598	1,642	(58.6)	(59.7)
Common shares issued to acquire First Niagara	—	—	(3)	N/M	N/M
Shares outstanding at end of period	1,069,084	1,079,039	1,079,314	(.9)%	(.9)%

N/M = Not Meaningful

Consistent with Key's 2017 Capital Plan, during the fourth quarter of 2017, Key declared a dividend of $.105 per common share, an 11% increase from the prior quarter, and the second common share dividend increase of 2017. Key also completed $199 million of common share repurchases during the quarter, including $198 million of common share repurchases in the open market and $1 million of share repurchases related to employee equity compensation programs.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Revenue from continuing operations (TE)
Key Community Bank	$969	$959	$902	1.0%	7.4%
Key Corporate Bank	603	560	630	7.7	(4.3)
Other Segments	35	30	38	16.7	(7.9)
Total segments	1,607	1,549	1,570	3.7	2.4
Reconciling Items	1	5	(4)	(80.0)	N/M
Total	$1,608	$1,554	$1,566	3.5%	2.7%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$146	$162	$106	(9.9)%	37.7%
Key Corporate Bank	221	190	224	16.3	(1.3)
Other Segments	53	23	34	130.4	55.9
Total segments	420	375	364	12.0	15.4
Reconciling Items (a)	(225)	(12)	(131)	N/M	N/M
Total	$195	$363	$233	(46.3)%	(16.3)%

(a)
Reconciling items consists primarily of the unallocated portion of merger-related charges, certain estimated impacts of tax reform, and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Key Community Bank

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Summary of operations
Net interest income (TE)	$671	$670	$629.1%		6.7%
Noninterest income	298	289	273	3.1	9.2
Total revenue (TE)	969	959	902	1.0	7.4
Provision for credit losses	57	59	51	(3.4)	11.8
Noninterest expense	682	643	682	6.1	—
Income (loss) before income taxes (TE)	230	257	169	(10.5)	36.1
Allocated income taxes (benefit) and TE adjustments	84	95	63	(11.6)	33.3
Net income (loss) attributable to Key	$146	$162	$106	(9.9)%	37.7%

Average balances
Loans and leases	$47,403	$47,595	$47,059	(.4)%	.7%
Total assets	51,469	51,708	51,002	(.5)	.9
Deposits	80,352	79,563	79,266	1.0	1.4

Assets under management at period end	$39,588	$38,660	$36,592	2.4%	8.2%

TE = Taxable Equivalent

Additional Key Community Bank Data

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Noninterest income
Trust and investment services income	$98	$101	$88	(3.0)%	11.4%
Service charges on deposit accounts	77	78	71	(1.3)	8.5
Cards and payments income	67	65	59	3.1	13.6
Other noninterest income	56	45	55	24.4	1.8
Total noninterest income	$298	$289	$273	3.1%	9.2%

Average deposit balances
NOW and money market deposit accounts	$44,415	$44,481	$44,276	(.1)%	.3%
Savings deposits	5,090	5,165	5,326	(1.5)	(4.4)
Certificates of deposit ($100,000 or more)	4,628	4,195	3,658	10.3	26.5
Other time deposits	4,765	4,657	4,836	2.3	(1.5)
Noninterest-bearing deposits	21,454	21,065	21,170	1.8	1.3
Total deposits	$80,352	$79,563	$79,266	1.0%	1.4%

Home equity loans
Average balance	$12,005	$12,182	$12,560
Combined weighted-average loan-to-value ratio (at date of origination)	70%	69%	71%
Percent first lien positions	60	60	57

Other data
Branches	1,197	1,208	1,217
Automated teller machines	1,572	1,588	1,593

Key Community Bank Summary of Operations (4Q17 vs. 4Q16)

•	Positive operating leverage compared to prior year

•	Net income increased $40 million, or 37.7%, from prior year

•	Average commercial and industrial loans increased $1.0 billion, or 6.0%, from the prior year

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Key Community Bank recorded net income attributable to Key of $146 million for the fourth quarter of 2017, compared to $106 million for the year-ago quarter, benefiting from momentum in Key's core businesses, as well as First Niagara-related synergies.
Taxable-equivalent net interest income increased by $42 million, or 6.7%, from the fourth quarter of 2016. The increase was primarily attributable to the benefit from higher interest rates and a larger balance sheet. Average loans and leases increased $344 million, or .7%, largely driven by a $1.0 billion, or 6.0%, increase in commercial and industrial loans. Additionally, average deposits increased $1.1 billion, or 1.4%, from one year ago.
Noninterest income was up $25 million, or 9.2%, from the year-ago quarter, driven by strength in cards and payments, which includes the impact of Key’s merchant services acquisition in the second quarter of 2017, higher assets under management from market growth, and higher deposit service charges driven by investments in commercial payments.
The provision for credit losses increased by $6 million, or 11.8%, from the fourth quarter of 2016. Net loan charge-offs decreased $7 million from the fourth quarter of 2016, primarily related to lower losses on consumer loans.
Noninterest expense was flat from the year-ago quarter. Personnel expense increased $14 million driven by on-going investments and business acquisitions, including HelloWallet. Nonpersonnel expense decreased by $14 million benefiting from First Niagara related expense synergies and includes the impact of business acquisitions of HelloWallet and Key’s merchant services acquisition.

Key Corporate Bank

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Summary of operations
Net interest income (TE)	$283	$291	$332	(2.7)%	(14.8)%
Noninterest income	320	269	298	19.0	7.4
Total revenue (TE)	603	560	630	7.7	(4.3)
Provision for credit losses	(6)	(11)	17	N/M	N/M
Noninterest expense	353	303	326	16.5	8.3
Income (loss) before income taxes (TE)	256	268	287	(4.5)	(10.8)
Allocated income taxes and TE adjustments	34	78	64	N/M	N/M
Net income (loss)	222	190	223	16.8	(.4)
Less: Net income (loss) attributable to noncontrolling interests	1	—	(1)	N/M	N/M
Net income (loss) attributable to Key	$221	$190	$224	16.3%	(1.3)%

Average balances
Loans and leases	$37,462	$38,040	$36,746	(1.5)%	1.9%
Loans held for sale	1,345	1,521	1,223	(11.6)	10.0
Total assets	44,506	45,276	43,215	(1.7)	3.0
Deposits	21,558	21,559	23,171	—	(7.0)

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Additional Key Corporate Bank Data

dollars in millions				Change 4Q17 vs.
	4Q17	3Q17	4Q16	3Q17	4Q16
Noninterest income
Trust and investment services income	$33	$34	$35	(2.9)%	(5.7)%
Investment banking and debt placement fees	195	137	154	42.3	26.6
Operating lease income and other leasing gains	24	13	18	84.6	33.3

Corporate services income	40	40	43	—	(7.0)
Service charges on deposit accounts	12	13	12	(7.7)	—
Cards and payments income	10	10	10	—	—
Payments and services income	62	63	65	(1.6)	(4.6)

Mortgage servicing fees	14	18	18	(22.2)	(22.2)
Other noninterest income	(8)	4	8	N/M	N/M
Total noninterest income	$320	$269	$298	19.0%	7.4%

N/M = Not Meaningful
Key Corporate Bank Summary of Operations (4Q17 vs. 4Q16)

•	Record quarter and year for investment banking and debt placement fees

•	Positive operating leverage compared to prior year

•	Net income down $3 million, or 1.3%, from prior year

            Key Corporate Bank recorded net income attributable to Key of $221 million for the fourth quarter of 2017, compared to $224 million for the same period one year ago.

            Taxable-equivalent net interest income decreased by $49 million, or 14.8%, compared to the fourth quarter of 2016, largely related to lower accretion of purchase accounting. Average loan and lease balances increased $716 million, or 1.9%, from the year-ago quarter, driven by growth in commercial and industrial loans. Average deposit balances decreased $1.6 billion, or 7.0%, from the year-ago quarter, driven by the managed exit of higher cost corporate and public sector deposits.

            Noninterest income was up $22 million, or 7.4%, from the prior year. This increase was largely due to higher investment banking and debt placement fees, which were up $41 million, related to the recent acquisition of Cain Brothers, as well as continued growth in the core Key franchise. This increase was partially offset by a decline in other noninterest income of $16 million, including impairments of certain tax-advantaged assets, as well as a decline in mortgage fees of $4 million.

            During the fourth quarter of 2017, the provision for credit losses decreased $23 million, or 135.3%, and net loan charge-offs declined $10 million, compared to the fourth quarter of 2016, related to improving credit quality in the overall portfolio.

            Noninterest expense increased by $27 million, or 8.3%, from the fourth quarter of 2016. The increase from the prior year was largely driven by the recent acquisition of Cain Brothers as well as impairments to certain tax-advantaged assets related to tax reform.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $53 million for the fourth quarter of 2017, compared to $34 million for the same period last year.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $137.7 billion at December 31, 2017.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2016, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 18, 2018. An audio replay of the call will be available through January 28, 2018.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

KeyCorp
Fourth Quarter 2017
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	12/31/2017	9/30/2017	12/31/2016
Summary of operations
Net interest income (TE)	$952	$962	$948
Noninterest income	656	592	618
Total revenue (TE)	1,608	1,554	1,566
Provision for credit losses	49	51	66
Noninterest expense	1,098	992	1,220
Income (loss) from continuing operations attributable to Key	195	363	233
Income (loss) from discontinued operations, net of taxes (a)	1	1	(4)
Net income (loss) attributable to Key	196	364	229

Income (loss) from continuing operations attributable to Key common shareholders	181	349	213
Income (loss) from discontinued operations, net of taxes (a)	1	1	(4)
Net income (loss) attributable to Key common shareholders	182	350	209

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.32	$.20
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.17	.32	.20

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.17	.32	.20
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.17	.32	.19

Cash dividends declared	.105	.095	.085
Book value at period end	13.09	13.18	12.58
Tangible book value at period end	10.35	10.52	9.99
Market price at period end	20.17	18.82	18.27

Performance ratios
From continuing operations:
Return on average total assets	.57%	1.07%	.69%
Return on average common equity	5.04	9.74	6.22
Return on average tangible common equity (c)	6.35	12.21	7.88
Net interest margin (TE)	3.09	3.15	3.12
Cash efficiency ratio (c)	66.7	62.2	76.2

From consolidated operations:
Return on average total assets	.57%	1.06%	.67%
Return on average common equity	5.07	9.77	6.10
Return on average tangible common equity (c)	6.39	12.25	7.73
Net interest margin (TE)	3.07	3.13	3.09
Loan to deposit (d)	84.4	86.2	85.2

Capital ratios at period end
Key shareholders’ equity to assets	10.91%	11.15%	11.17%
Key common shareholders’ equity to assets	10.17	10.40	9.95
Tangible common equity to tangible assets (c)	8.23	8.49	8.09
Common Equity Tier 1 (e)	10.08	10.26	9.54
Tier 1 risk-based capital (e)	10.93	11.11	10.89
Total risk-based capital (e)	12.84	13.09	12.85
Leverage (e)	9.64	9.83	9.90

Asset quality — from continuing operations
Net loan charge-offs	$52	$32	$72
Net loan charge-offs to average loans	.24%	.15%	.34%
Allowance for loan and lease losses	$877	$880	$858
Allowance for credit losses	934	937	913
Allowance for loan and lease losses to period-end loans	1.01%	1.02%	1.00%
Allowance for credit losses to period-end loans	1.08	1.08	1.06
Allowance for loan and lease losses to nonperforming loans (f)	174.4	170.2	137.3
Allowance for credit losses to nonperforming loans (f)	185.7	181.2	146.1
Nonperforming loans at period-end (f)	$503	$517	$625
Nonperforming assets at period-end (f)	534	556	676
Nonperforming loans to period-end portfolio loans (f)	.58%	.60%	.73%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.62	.64	.79

Trust assets
Assets under management	$39,588	$38,660	$36,592

Other data
Average full-time equivalent employees	18,379	18,548	18,849
Branches	1,197	1,208	1,217

Taxable-equivalent adjustment	$14	$14	$10

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2017	12/31/2016
Summary of operations
Net interest income (TE)	$3,830	$2,953
Noninterest income	2,478	2,071
Total revenue (TE)	6,308	5,024
Provision for credit losses	229	266
Noninterest expense	4,098	3,756
Income (loss) from continuing operations attributable to Key	1,289	790
Income (loss) from discontinued operations, net of taxes (a)	7	1
Net income (loss) attributable to Key	1,296	791

Income (loss) from continuing operations attributable to Key common shareholders	$1,219	$753
Income (loss) from discontinued operations, net of taxes (a)	7	1
Net income (loss) attributable to Key common shareholders	1,226	754

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.13	$.81
Income (loss) from discontinued operations, net of taxes (a)	.01	—
Net income (loss) attributable to Key common shareholders (b)	1.14	.81

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.12	.80
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	1.13	.80

Cash dividends paid	.38	.33

Performance ratios
From continuing operations:
Return on average total assets	.96%	.70%
Return on average common equity	8.65	6.26
Return on average tangible common equity (c)	10.84	7.39
Net interest margin (TE)	3.17	2.92
Cash efficiency ratio (c)	63.5	73.7

From consolidated operations:
Return on average total assets	.96%	.69%
Return on average common equity	8.70	6.27
Return on average tangible common equity (c)	10.90	7.40
Net interest margin (TE)	3.15	2.91

Asset quality — from continuing operations
Net loan charge-offs	208	205
Net loan charge-offs to average total loans	.24%	.29%

Other data
Average full-time equivalent employees	18,415	15,700

Taxable-equivalent adjustment	53	34

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	December 31, 2017, ratio is estimated.

(f)	Nonperforming loan balances exclude $738 million, $783 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, and December 31, 2016, respectively.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges and/or other notable items, and “cash efficiency ratio.”

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without merger-related charges and/or other notable items, including the impact of tax reform and related actions, in order to enable a better understanding of Company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. For the third and fourth quarters of 2017, merger-related charges are included in the total for "notable items." The table below shows the computation of earnings per share excluding notable items, return on average tangible common equity excluding notable items, return on average assets from continuing operations excluding notable items, cash efficiency ratio excluding notable items, and pre-provision net revenue excluding notable items. Management believes that eliminating the effects of the merger-related charges and other notable items makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,023	$15,249	$15,240
Less: Intangible assets (a)	2,928	2,870	2,788
Preferred Stock (b)	1,009	1,009	1,640
Tangible common equity (non-GAAP)	$11,086	$11,370	$10,812
Total assets (GAAP)	$137,698	$136,733	$136,453
Less: Intangible assets (a)	2,928	2,870	2,788
Tangible assets (non-GAAP)	$134,770	$133,863	$133,665
Tangible common equity to tangible assets ratio (non-GAAP)	8.23%	8.49%	8.09%
Earnings per common share (EPS) excluding notable items
EPS from continuing operations attributable to Key common shareholders — assuming dilution	$.17	$.32	$.20
Plus: EPS impact of notable items	.19	.03	.11
EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$.36	$.35	$.31
Notable items
Merger-related charges	$(56)	$(36)	$(198)	$(217)	$(474)
Estimated impacts of tax reform and related actions	(30)	—	—	(30)	—
Merchant services gain	—	(5)	—	59	—
Purchase accounting finalization, net	—	—	—	43	—
Charitable contribution	—	—	—	(20)	—
Total notable items	$(86)	$(41)	$(198)	$(165)	$(474)
Income taxes	(26)	(13)	(74)	(53)	(175)
Reevaluation of certain tax related assets	147	—	—	147	—
Total notable items, after tax	$(207)	$(28)	$(124)	$(259)	$(299)

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended			Twelve months ended
		12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Pre-provision net revenue
Net interest income (GAAP)		$938	$948	$938	$3,777	$2,919
Plus:	Taxable-equivalent adjustment	14	14	10	53	34
	Noninterest income	656	592	618	2,478	2,071
Less:	Noninterest expense	1,098	992	1,220	4,098	3,756
	Pre-provision net revenue from continuing operations (non-GAAP)	$510	$562	$346	$2,210	$1,268
Plus:	Notable items	86	41	198	165	474
	Pre-provision net revenue from continuing operations excluding notable items (non-GAAP)	$596	$603	$544	$2,375	$1,742
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$15,268	$15,241	$14,901	$15,224	$12,647
Less:	Intangible assets (average) (c)	2,939	2,878	2,874	2,837	1,825
	Preferred Stock (average)	1,025	1,025	1,274	1,137	627
	Average tangible common equity (non-GAAP)	$11,304	$11,338	$10,753	$11,250	$10,195
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$181	$349	$213	$1,219	$753
Plus:	Notable items, after tax	207	28	124	259	299
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)		$388	$377	$337	$1,478	$1,052
Average tangible common equity (non-GAAP)		11,304	11,338	10,753	11,250	10,195

Return on average tangible common equity from continuing operations (non-GAAP)		6.35%	12.21%	7.88%	10.84%	7.39%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)		13.62	13.19	12.47	13.14	10.32
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$182	$350	$209	$1,226	$754
Average tangible common equity (non-GAAP)		11,304	11,338	10,753	11,250	10,195

Return on average tangible common equity consolidated (non-GAAP)		6.39%	12.25%	7.73%	10.90%	7.40%
Cash efficiency ratio
Noninterest expense (GAAP)		$1,098	$992	$1,220	$4,098	$3,756
Less:	Intangible asset amortization	26	25	27	95	55
	Adjusted noninterest expense (non-GAAP)	1,072	967	1,193	4,003	3,701
Less:	Notable items (d)	85	36	207	262	465
	Adjusted noninterest expense excluding notable items (non-GAAP)	$987	$931	$986	$3,741	$3,236
Net interest income (GAAP)		$938	$948	$938	$3,777	$2,919
Plus:	Taxable-equivalent adjustment	14	14	10	53	34
	Noninterest income	656	592	618	2,478	2,071
	Total taxable-equivalent revenue (non-GAAP)	1,608	1,554	1,566	6,308	5,024
Plus:	Notable items (e)	1	5	(9)	(97)	9
	Adjusted total taxable-equivalent revenue excluding notable items (non-GAAP)	$1,609	$1,559	$1,557	$6,211	$5,033

Cash efficiency ratio (non-GAAP)		66.7%	62.2%	76.2%	63.5%	73.7%
Cash efficiency ratio excluding notable items (non-GAAP)		61.3	59.7	63.3	60.2	64.3
Return on average total assets from continuing operations excluding notable items
Income from continuing operations attributable to Key (GAAP)		$195	$363	$233	$1,289	$790
Plus:	Notable items, after tax	207	28	124	259	299
	Income from continuing operations attributable to Key excluding notable items, after tax (non-GAAP)	$402	$391	$357	$1,548	$1,089

Average total assets from continuing operations (GAAP)		$135,255	$134,356	$134,428	$133,719	$112,537

Return on average total assets from continuing operations excluding notable items (non-GAAP)		1.18%	1.15%	1.06%	1.16%	.97%

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
12/31/2017
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$11,930
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (f)	(67)
Common Equity Tier 1 anticipated under the fully phased-in RCR (g)	$11,863

Net risk-weighted assets under current RCR	$118,377
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (h)	664
Deferred tax assets	60
All other assets	(83)
Total risk-weighted assets anticipated under the fully phased-in RCR (g)	$119,018

Common Equity Tier 1 ratio under the fully phased-in RCR (g)	9.97%

(a)
For the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, intangible assets exclude $26 million, $30 million, and $42 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, average intangible assets exclude $28 million, $32 million, and $46 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2017, and December 31, 2016, average intangible assets exclude $34 million and $43 million, respectively, of average purchased credit card receivables.

(d)	Notable items for the three months ended December 31, 2017, includes $56 million of merger-related charges and $29 million of estimated impacts of tax reform and related actions.

(e)	Notable items for the three months ended December 31, 2017, includes $1 million of estimated impacts of tax reform and related actions.

(f)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(g)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(h)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Consolidated Balance Sheets
(dollars in millions)

	12/31/2017	9/30/2017	12/31/2016
Assets
Loans	$86,405	$86,492	$86,038
Loans held for sale	1,107	1,341	1,104
Securities available for sale	18,139	19,012	20,212
Held-to-maturity securities	11,830	10,276	10,232
Trading account assets	836	783	867
Short-term investments	4,447	3,993	2,775
Other investments	726	728	738
Total earning assets	123,490	122,625	121,966
Allowance for loan and lease losses	(877)	(880)	(858)
Cash and due from banks	671	562	677
Premises and equipment	930	916	978
Operating lease assets	821	736	540
Goodwill	2,538	2,487	2,446
Other intangible assets	416	412	384
Corporate-owned life insurance	4,132	4,113	4,068
Derivative assets	669	622	803
Accrued income and other assets	3,568	3,744	3,864
Discontinued assets	1,340	1,396	1,585
Total assets	$137,698	$136,733	$136,453

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,627	$53,734	$54,590
Savings deposits	6,296	6,366	6,491
Certificates of deposit ($100,000 or more)	6,849	6,519	5,483
Other time deposits	4,798	4,720	4,698
Total interest-bearing deposits	71,570	71,339	71,262
Noninterest-bearing deposits	33,665	32,107	32,825
Total deposits	105,235	103,446	104,087
Federal funds purchased and securities sold under repurchase agreements	377	372	1,502
Bank notes and other short-term borrowings	634	616	808
Derivative liabilities	291	232	636
Accrued expense and other liabilities	1,803	1,717	1,796
Long-term debt	14,333	15,100	12,384
Total liabilities	122,673	121,483	121,213

Equity
Preferred stock	1,025	1,025	1,665
Common shares	1,257	1,257	1,257
Capital surplus	6,335	6,310	6,385
Retained earnings	10,194	10,125	9,378
Treasury stock, at cost	(3,150)	(2,962)	(2,904)
Accumulated other comprehensive income (loss)	(638)	(506)	(541)
Key shareholders’ equity	15,023	15,249	15,240
Noncontrolling interests	2	1	—
Total equity	15,025	15,250	15,240
Total liabilities and equity	$137,698	$136,733	$136,453

Common shares outstanding (000)	1,069,084	1,079,039	1,079,314

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Interest income
Loans	$924	$928	$898	$3,677	$2,773
Loans held for sale	13	17	11	52	34
Securities available for sale	93	91	92	369	329
Held-to-maturity securities	61	55	44	222	122
Trading account assets	6	7	6	27	23
Short-term investments	12	6	5	26	22
Other investments	5	5	6	17	16
Total interest income	1,114	1,109	1,062	4,390	3,319
Interest expense
Deposits	82	72	57	278	171
Federal funds purchased and securities sold under repurchase agreements	—	—	1	1	1
Bank notes and other short-term borrowings	3	3	3	15	10
Long-term debt	91	86	63	319	218
Total interest expense	176	161	124	613	400
Net interest income	938	948	938	3,777	2,919
Provision for credit losses	49	51	66	229	266
Net interest income after provision for credit losses	889	897	872	3,548	2,653
Noninterest income
Trust and investment services income	131	135	123	535	464
Investment banking and debt placement fees	200	141	157	603	482
Service charges on deposit accounts	89	91	84	357	302
Operating lease income and other leasing gains	27	16	21	96	62
Corporate services income	56	54	61	219	215
Cards and payments income	77	75	69	287	233
Corporate-owned life insurance income	37	31	40	131	125
Consumer mortgage income	7	7	6	26	17
Mortgage servicing fees	17	21	20	71	57
Net gains (losses) from principal investing	3	3	4	7	20
Other income (a)	12	18	33	146	94
Total noninterest income	656	592	618	2,478	2,071
Noninterest expense
Personnel	608	558	648	2,273	2,073
Net occupancy	92	74	112	331	305
Computer processing	54	56	97	225	255
Business services and professional fees	52	49	78	192	235
Equipment	31	29	30	114	98
Operating lease expense	28	24	17	92	59
Marketing	35	34	35	120	101
FDIC assessment	20	21	23	82	61
Intangible asset amortization	26	25	27	95	55
OREO expense, net	3	3	3	11	9
Other expense	149	119	150	563	505
Total noninterest expense	1,098	992	1,220	4,098	3,756
Income (loss) from continuing operations before income taxes	447	497	270	1,928	968
Income taxes	251	134	38	637	179
Income (loss) from continuing operations	196	363	232	1,291	789
Income (loss) from discontinued operations, net of taxes	1	1	(4)	7	1
Net income (loss)	197	364	228	1,298	790
Less: Net income (loss) attributable to noncontrolling interests	1	—	(1)	2	(1)
Net income (loss) attributable to Key	$196	$364	$229	$1,296	$791

Income (loss) from continuing operations attributable to Key common shareholders	$181	$349	$213	$1,219	$753
Net income (loss) attributable to Key common shareholders	182	350	209	1,226	754
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.32	$.20	$1.13	$.81
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (b)	.17	.32	.20	1.14	.81
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.32	$.20	$1.12	$.80
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (b)	.17	.32	.19	1.13	.80

Cash dividends declared per common share	$.105	$.095	$.085	$.38	$.33

Weighted-average common shares outstanding (000)	1,062,348	1,073,390	1,067,771	1,072,078	927,816
Effect of common share options and other stock awards	16,982	15,451	15,946	16,515	10,720
Weighted-average common shares and potential common shares outstanding (000) (c)	1,079,330	1,088,841	1,083,717	1,088,593	938,536

(a)
For the three months ended December 31, 2017, and September 30, 2017 net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2016, net securities gains totaled $6 million. For the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Fourth Quarter 2017			Third Quarter 2017			Fourth Quarter 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$41,289	$417	4.01%	$41,416	$414	3.97%	$39,495	$365	3.68%
Real estate — commercial mortgage	14,386	167	4.60	14,850	169	4.51	14,771	168	4.50
Real estate — construction	1,967	23	4.55	2,054	23	4.51	2,222	37	6.72
Commercial lease financing	4,687	45	3.86	4,694	46	3.89	4,624	50	4.34
Total commercial loans	62,329	652	4.15	63,014	652	4.11	61,112	620	4.04
Real estate — residential mortgage	5,474	54	3.95	5,493	54	3.92	5,554	57	4.17
Home equity loans	12,128	134	4.39	12,314	136	4.41	12,812	129	3.99
Consumer direct loans	1,782	32	7.15	1,774	33	7.26	1,785	31	6.84
Credit cards	1,061	30	11.14	1,049	30	11.34	1,088	29	10.78
Consumer indirect loans	3,232	36	4.42	3,170	37	4.64	3,009	42	5.50
Total consumer loans	23,677	286	4.80	23,800	290	4.85	24,248	288	4.73
Total loans	86,006	938	4.33	86,814	942	4.31	85,360	908	4.24
Loans held for sale	1,420	13	3.81	1,607	17	4.13	1,323	11	3.39
Securities available for sale (b), (e)	18,447	93	1.97	18,574	91	1.96	20,145	92	1.82
Held-to-maturity securities (b)	11,121	61	2.20	10,469	55	2.12	9,121	44	1.95
Trading account assets	898	6	2.72	889	7	2.74	892	6	2.54
Short-term investments	3,684	12	1.29	2,166	6	1.21	3,717	5.49
Other investments (e)	725	5	2.80	728	5	2.46	741	6	3.23
Total earning assets	122,301	1,128	3.66	121,247	1,123	3.68	121,299	1,072	3.52
Allowance for loan and lease losses	(871)			(868)			(855)
Accrued income and other assets	13,825			13,977			13,984
Discontinued assets	1,358			1,417			1,610
Total assets	$136,613			$135,773			$136,038
Liabilities
NOW and money market deposit accounts	$53,601	40.29		$53,826	37.27		$55,444	31.22
Savings deposits	6,372	3.24		6,697	5.25		6,546	2.10
Certificates of deposit ($100,000 or more)	6,776	26	1.50	6,402	21	1.31	5,428	15	1.11
Other time deposits	4,771	13	1.05	4,664	9.81		4,849	9.77
Total interest-bearing deposits	71,520	82.45		71,589	72.40		72,267	57.32
Federal funds purchased and securities sold under repurchase agreements	360	—	.08	456	—	.23	592	1.11
Bank notes and other short-term borrowings	693	3	1.72	865	3	1.49	934	3	1.11
Long-term debt (f), (g)	13,140	91	2.76	12,631	86	2.75	10,914	63	2.38
Total interest-bearing liabilities	85,713	176.81		85,541	161.75		84,707	124.58
Noninterest-bearing deposits	32,278			31,516			32,424
Accrued expense and other liabilities	1,994			2,057			2,394
Discontinued liabilities (g)	1,359			1,417			1,610
Total liabilities	121,344			120,531			121,135
Equity
Key shareholders’ equity	15,268			15,241			14,901
Noncontrolling interests	1			1			2
Total equity	15,269			15,242			14,903
Total liabilities and equity	$136,613			$135,773			$136,038
Interest rate spread (TE)			2.85%			2.93%			2.94%
Net interest income (TE) and net interest margin (TE)		952	3.09%		962	3.15%		948	3.12%
TE adjustment (b)		14			14			10
Net interest income, GAAP basis		$938			$948			$938

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $119 million, $117 million, and $119 million of assets from commercial credit cards for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Twelve months ended December 31, 2017			Twelve months ended December 31, 2016
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$40,848	$1,613	3.95%	$35,276	$1,215	3.45%
Real estate — commercial mortgage	14,878	687	4.62	11,063	451	4.07
Real estate — construction	2,143	103	4.78	1,460	76	5.22
Commercial lease financing	4,677	185	3.96	4,261	161	3.78
Total commercial loans	62,546	2,588	4.14	52,060	1,903	3.66
Real estate — residential mortgage	5,499	214	3.89	3,632	148	4.09
Home equity loans	12,380	536	4.33	11,286	456	4.04
Consumer direct loans	1,765	126	7.12	1,661	113	6.79
Credit cards	1,055	118	11.15	916	98	10.73
Consumer indirect loans	3,120	148	4.75	1,593	89	5.58
Total consumer loans	23,819	1,142	4.79	19,088	904	4.74
Total loans	86,365	3,730	4.32	71,148	2,807	3.95
Loans held for sale	1,325	52	3.96	979	34	3.51
Securities available for sale (b), (e)	18,548	369	1.96	16,661	329	1.98
Held-to-maturity securities (b)	10,515	222	2.11	6,275	122	1.94
Trading account assets	949	27	2.81	884	23	2.59
Short-term investments	2,363	26	1.11	4,656	22.47
Other investments (e)	712	17	2.35	679	16	2.37
Total earning assets	120,777	4,443	3.67	101,282	3,353	3.31
Allowance for loan and lease losses	(865)			(835)
Accrued income and other assets	13,807			12,090
Discontinued assets	1,448			1,707
Total assets	$135,167			$114,244
Liabilities
NOW and money market deposit accounts	$54,032	143.26		$46,079	87.19
Savings deposits	6,569	13.20		3,957	3.07
Certificates of deposit ($100,000 or more)	6,233	82	1.31	3,911	48	1.22
Other time deposits	4,698	40.85		4,088	33.81
Total interest-bearing deposits	71,532	278.39		58,035	171.30
Federal funds purchased and securities sold under repurchase agreements	517	1.24		487	1.10
Bank notes and other short-term borrowings	1,140	15	1.34	852	10	1.18
Long-term debt (f), (g)	11,921	319	2.69	9,802	218	2.29
Total interest-bearing liabilities	85,110	613.72		69,176	400.58
Noninterest-bearing deposits	31,414			28,317
Accrued expense and other liabilities	1,970			2,393
Discontinued liabilities (g)	1,448			1,706
Total liabilities	119,942			101,592
Equity
Key shareholders’ equity	15,224			12,647
Noncontrolling interests	1			5
Total equity	15,225			12,652
Total liabilities and equity	$135,167			$114,244
Interest rate spread (TE)			2.95%			2.73%
Net interest income (TE) and net interest margin (TE)		3,830	3.17%		2,953	2.92%
TE adjustment (b)		53			34
Net interest income, GAAP basis		$3,777			$2,919

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $117 million and $99 million of assets from commercial credit cards for the twelve months ended December 31, 2017, and December 31, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Personnel (a)	$608	$558	$648	$2,273	$2,073
Net occupancy	92	74	112	331	305
Computer processing	54	56	97	225	255
Business services and professional fees	52	49	78	192	235
Equipment	31	29	30	114	98
Operating lease expense	28	24	17	92	59
Marketing	35	34	35	120	101
FDIC assessment	20	21	23	82	61
Intangible asset amortization	26	25	27	95	55
OREO expense, net	3	3	3	11	9
Other expense	149	119	150	563	505
Total noninterest expense	$1,098	$992	$1,220	$4,098	$3,756
Notable items (b)	85	36	207	262	465
Total noninterest expense excluding notable items	$1,013	$956	$1,013	$3,836	$3,291
Average full-time equivalent employees (c)	18,379	18,548	18,849	18,415	15,700

(a)	Additional detail provided in Personnel Expense table below.

(b)
Notable items for the fourth quarter of 2017 includes $56 million of merger-related charges and $29 million of estimated impacts of tax reform and related actions. For the third quarter of 2017 and fourth quarter of 2016, notable items includes $36 million and $207 million of merger-related charges, respectively. Notable items for the twelve months ended December 31, 2017, includes $217 million of merger-related charges, $29 million of estimated impacts of tax reform and related actions, $4 million of purchase accounting finalization, and $20 million of a charitable contribution. Notable items for the twelve months ended December 31, 2016, include $465 million of merger-related charges. See the table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement which presents the computations of certain financial measures related to “notable items.”

(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Salaries and contract labor	$346	$339	$352	$1,341	$1,191
Incentive and stock-based compensation	168	134	185	566	537
Employee benefits	90	80	98	342	297
Severance	4	5	13	24	48
Total personnel expense	$608	$558	$648	$2,273	$2,073
Notable items (a)	42	25	80	128	228
Total personnel expense excluding notable items	$566	$533	$568	$2,145	$1,845

(a)
Notable items for the fourth quarter of 2017 includes $26 million of merger-related charges and $16 million of estimated impacts of tax reform related actions. For the third quarter of 2017 and fourth quarter of 2016, notable items includes $25 million and $80 million of merger-related charges, respectively. For the twelve months ended December 31, 2017, notable items includes $112 million of merger-related charges and $16 million of estimated impacts of tax reform related actions. For the twelve months ended December 31, 2016, notable items includes $228 million of merger-related charges.

Merger-Related Charges
(in millions)

	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Net interest income	—	—	—	—	$(6)

Operating lease income and other leasing gains	—	—	—	—	(2)
Other income	—	—	$9	—	(1)
Noninterest income	—	—	9	—	(3)

Personnel	$26	$25	80	$112	228
Net occupancy	12	(2)	29	14	29
Business services and professional fees	3	2	22	16	66
Computer processing	1	4	38	12	53
Marketing	5	5	13	22	26
Other non-personnel expense	9	2	25	41	63
Noninterest expense	56	36	207	217	465
Total merger-related charges	$56	$36	$198	$217	$474

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Loan Composition
(dollars in millions)

				Percent change 12/31/2017 vs.
	12/31/2017	9/30/2017	12/31/2016	9/30/2017	12/31/2016
Commercial and industrial (a)	$41,859	$41,147	$39,768	1.7%	5.3%
Commercial real estate:
Commercial mortgage	14,088	14,929	15,111	(5.6)	(6.8)
Construction	1,960	1,954	2,345.3		(16.4)
Total commercial real estate loans	16,048	16,883	17,456	(4.9)	(8.1)
Commercial lease financing (b)	4,826	4,716	4,685	2.3	3.0
Total commercial loans	62,733	62,746	61,909	—	1.3
Residential — prime loans:
Real estate — residential mortgage	5,483	5,476	5,547.1		(1.2)
Home equity loans	12,028	12,238	12,674	(1.7)	(5.1)
Total residential — prime loans	17,511	17,714	18,221	(1.1)	(3.9)
Consumer direct loans	1,794	1,789	1,788.3		.3
Credit cards	1,106	1,045	1,111	5.8	(.5)
Consumer indirect loans	3,261	3,198	3,009	2.0	8.4
Total consumer loans	23,672	23,746	24,129	(.3)	(1.9)
Total loans (c), (d)	$86,405	$86,492	$86,038	(.1)%	.4%

(a)	Loan balances include $119 million, $118 million, and $116 million of commercial credit card balances at December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $24 million, $31 million, and $68 million at December 31, 2017, September 30, 2017, and December 31, 2016, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
At December 31, 2017, total loans include purchased loans of $15.4 billion, of which $738 million were purchased credit impaired. At September 30, 2017, total loans include purchased loans of $16.7 billion, of which $783 million were purchased credit impaired. At December 31, 2016, total loans include purchased loans of $21.0 billion, of which $865 million were purchased credit impaired.

(d)
Total loans exclude loans of $1.3 billion at December 31, 2017, $1.4 billion at September 30, 2017, and $1.6 billion at December 31, 2016, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12/31/2017 vs.
	12/31/2017	9/30/2017	12/31/2016	9/30/2017	12/31/2016
Commercial and industrial	$139	$34	$19	308.8%	631.6%
Real estate — commercial mortgage	897	1,246	1,022	(28.0)	(12.2)
Commercial lease financing	—	1	—	N/M	N/M
Real estate — residential mortgage	71	60	62	18.3	14.5
Real estate — construction	—	—	1	N/M	N/M
Total loans held for sale (a)	$1,107	$1,341	$1,104	(17.4)%	.3%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $71 million at December 31, 2017, $60 million at September 30, 2017, and $62 million at December 31, 2016.

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	4Q17	3Q17	2Q17	1Q17	4Q16
Balance at beginning of period	$1,341	$1,743	$1,384	$1,104	$1,137
Purchases	—	—	—	—	—
New originations	3,566	2,855	2,876	2,563	2,846
Transfers from (to) held to maturity, net	(10)	(63)	(7)	17	11
Loan sales	(3,783)	(3,191)	(2,507)	(2,299)	(2,889)
Loan draws (payments), net	(7)	(3)	(3)	(1)	(1)
Balance at end of period (a)	$1,107	$1,341	$1,743	$1,384	$1,104

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $71 million at December 31, 2017, $60 million at September 30, 2017, $63 million at June 30, 2017, and $62 million at both March 31, 2017, and December 31, 2016.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Average loans outstanding	$86,006	$86,814	$85,360	$86,365	$71,148
Allowance for loan and lease losses at beginning of period	$880	$870	$865	$858	$796
Loans charged off:
Commercial and industrial	32	29	40	133	118

Real estate — commercial mortgage	2	6	2	11	5
Real estate — construction	—	2	—	2	9
Total commercial real estate loans	2	8	2	13	14
Commercial lease financing	5	1	1	14	12
Total commercial loans	39	38	43	160	144
Real estate — residential mortgage	1	—	—	3	4
Home equity loans	7	6	8	30	30
Consumer direct loans	8	8	9	34	27
Credit cards	10	11	10	44	35
Consumer indirect loans	7	8	12	31	21
Total consumer loans	33	33	39	142	117
Total loans charged off	72	71	82	302	261
Recoveries:
Commercial and industrial	8	25	3	40	11

Real estate — commercial mortgage	1	1	—	2	9
Real estate — construction	—	—	—	1	2
Total commercial real estate loans	1	1	—	3	11
Commercial lease financing	1	3	1	6	3
Total commercial loans	10	29	4	49	25
Real estate — residential mortgage	—	1	(2)	4	1
Home equity loans	3	4	4	15	14
Consumer direct loans	2	1	1	6	5
Credit cards	1	1	1	5	4
Consumer indirect loans	4	3	2	15	7
Total consumer loans	10	10	6	45	31
Total recoveries	20	39	10	94	56
Net loan charge-offs	(52)	(32)	(72)	(208)	(205)
Provision (credit) for loan and lease losses	49	42	64	227	267
Foreign currency translation adjustment	—	—	1	—	—
Allowance for loan and lease losses at end of period	$877	$880	$858	$877	$858

Liability for credit losses on lending-related commitments at beginning of period	$57	$48	$53	$55	$56
Provision (credit) for losses on lending-related commitments	—	9	2	2	(1)
Liability for credit losses on lending-related commitments at end of period (a)	$57	$57	$55	$57	$55

Total allowance for credit losses at end of period	$934	$937	$913	$934	$913

Net loan charge-offs to average total loans	.24%	.15%	.34%	.24%	.29%
Allowance for loan and lease losses to period-end loans	1.01	1.02	1.00	1.01	1.00
Allowance for credit losses to period-end loans	1.08	1.08	1.06	1.08	1.06
Allowance for loan and lease losses to nonperforming loans	174.4	170.2	137.3	174.4	137.3
Allowance for credit losses to nonperforming loans	185.7	181.2	146.1	185.7	146.1

Discontinued operations — education lending business:
Loans charged off	$6	$10	$7	$26	$28
Recoveries	2	2	3	8	11
Net loan charge-offs	$(4)	$(8)	$(4)	$(18)	$(17)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	4Q17	3Q17	2Q17	1Q17	4Q16
Net loan charge-offs	$52	$32	$66	$58	$72
Net loan charge-offs to average total loans	.24%	.15%	.31%	.27%	.34%
Allowance for loan and lease losses	$877	$880	$870	$870	$858
Allowance for credit losses (a)	934	937	918	918	913
Allowance for loan and lease losses to period-end loans	1.01%	1.02%	1.01%	1.01%	1.00%
Allowance for credit losses to period-end loans	1.08	1.08	1.06	1.07	1.06
Allowance for loan and lease losses to nonperforming loans (b)	174.4	170.2	171.6	151.8	137.3
Allowance for credit losses to nonperforming loans (b)	185.7	181.2	181.1	160.2	146.1
Nonperforming loans at period end (b)	$503	$517	$507	$573	$625
Nonperforming assets at period end (b)	534	556	556	623	676
Nonperforming loans to period-end portfolio loans (b)	.58%	.60%	.59%	.67%	.73%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.62	.64	.64	.72	.79

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $738 million, $783 million, $835 million, $812 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Commercial and industrial	$153	$169	$178	$258	$297

Real estate — commercial mortgage	30	30	34	32	26
Real estate — construction	2	2	4	2	3
Total commercial real estate loans	32	32	38	34	29
Commercial lease financing	6	11	11	5	8
Total commercial loans	191	212	227	297	334
Real estate — residential mortgage	58	57	58	54	56
Home equity loans	229	227	208	207	223
Consumer direct loans	4	3	2	3	6
Credit cards	2	2	2	3	2
Consumer indirect loans	19	16	10	9	4
Total consumer loans	312	305	280	276	291
Total nonperforming loans (a)	503	517	507	573	625
OREO	31	39	48	49	51
Other nonperforming assets	—	—	1	1	—
Total nonperforming assets (a)	$534	$556	$556	$623	$676
Accruing loans past due 90 days or more	$89	$86	$85	$79	$87
Accruing loans past due 30 through 89 days	359	329	340	312	404
Restructured loans — accruing and nonaccruing (b)	317	315	333	302	280
Restructured loans included in nonperforming loans (b)	189	187	193	161	141
Nonperforming assets from discontinued operations — education lending business	7	8	5	4	5
Nonperforming loans to period-end portfolio loans (a)	.58%	.60%	.59%	.67%	.73%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.62	.64	.64	.72	.79

(a)
Nonperforming loan balances exclude $738 million, $783 million, $835 million, $812 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	4Q17	3Q17	2Q17	1Q17	4Q16
Balance at beginning of period	$517	$507	$573	$625	$723
Loans placed on nonaccrual status	137	181	143	218	170
Nonperforming loans acquired from First Niagara (a)	—	—	—	—	(31)
Charge-offs	(67)	(71)	(82)	(77)	(81)
Loans sold	—	(1)	—	(8)	(9)
Payments	(52)	(32)	(84)	(59)	(30)
Transfers to OREO	(8)	(10)	(8)	(11)	(21)
Loans returned to accrual status	(24)	(57)	(35)	(115)	(96)
Balance at end of period (b)	$503	$517	$507	$573	$625

(a)
During the fourth quarter of 2016, Key adjusted the estimated fair value of the First Niagara acquired loan portfolio recorded during the third quarter of 2016, resulting in a $31 million decrease in the balance of acquired nonperforming loans.

(b)
Nonperforming loan balances exclude $738 million, $783 million, $835 million, $812 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

KeyCorp Reports Fourth Quarter 2017 Profit
January 18, 2018

Line of Business Results
(dollars in millions)

						Percent change 4Q17 vs.
	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16
Key Community Bank
Summary of operations
Total revenue (TE)	$969	$959	$1,010	$905	$902	1.0%	7.4%
Provision for credit losses	57	59	47	46	51	(3.4)	11.8
Noninterest expense	682	643	651	627	682	6.1	—
Net income (loss) attributable to Key	146	162	196	146	106	(9.9)	37.7
Average loans and leases	47,403	47,595	47,461	47,068	47,059	(.4)	.7
Average deposits	80,352	79,563	79,601	79,148	79,266	1.0	1.4
Net loan charge-offs	35	41	47	43	42	(14.6)	(16.7)
Net loan charge-offs to average total loans	.29%	.34%	.40%	.37%	.36%	N/A	N/A
Nonperforming assets at period end	$405	$427	$406	$395	$412	(5.2)	(1.7)
Return on average allocated equity	12.02%	13.36%	16.51%	12.58%	8.87%	N/A	N/A
Average full-time equivalent employees	10,957	11,032	10,899	10,804	11,198	(.7)	(2.2)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$603	$560	$596	$578	$630	7.7%	(4.3)%
Provision for credit losses	(6)	(11)	19	18	17	N/M	N/M
Noninterest expense	353	303	299	302	326	16.5	8.3
Net income (loss) attributable to Key	221	190	222	181	224	16.3	(1.3)
Average loans and leases	37,462	38,040	37,721	37,705	36,746	(1.5)	1.9
Average loans held for sale	1,345	1,521	1,000	1,097	1,223	(11.6)	10.0
Average deposits	21,558	21,559	21,145	21,002	23,171	—	(7.0)
Net loan charge-offs	16	(9)	19	14	26	N/M	(38.5)
Net loan charge-offs to average total loans	.17%	(.09)%	.20%	.15%	.28%	N/A	N/A
Nonperforming assets at period end	$109	$106	$119	$197	$244	2.8	(55.3)
Return on average allocated equity	31.77%	26.92%	31.25%	24.97%	31.17%	N/A	N/A
Average full-time equivalent employees	2,418	2,460	2,364	2,384	2,380	(1.7)	1.6
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful